UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2006

Storm Cat Energy Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, the Board of Directors of Storm Cat Energy Corporation (the “Company”) appointed Keith Knapstad as the Company’s Executive Vice President-Chief Operating Officer, effective December 15, 2006. In his new position, Mr. Knapstad’s responsibilities include oversight of the Company’s United States and Canadian operations, including all aspects of development, drilling completions and workovers. In connection with this appointment, Mr. Knapstad’s annual base salary, effective December 16, 2006, was increased to $165,000. Mr. Knapstad did not receive either a grant of options or a grant restricted stock in connection with this appointment.

Mr. Knapstad has served as the Company’s Vice President of U.S. Operations since April 15, 2005. From May 2003 to April 2005, Mr. Knapstad served as Manager, Powder River Basin Assets for J. M. Huber Corporation; a privately held corporation with extensive unconventional resource holdings. From January 1990 to May 2003, Mr. Knapstad worked for Marathon Oil Corporation/Pennaco Energy in the Rocky Mountain region managing a multi-disciplined team responsible for engineering and development of various Rocky Mountain producing areas. Mr. Knapstad is 44 years old and received a B.S. in Petroleum Engineering from Montana Tech in 1984.

Item 8.01  Other Events.

The news release, issued December 20, 2006, announcing the appointment of Mr. Knapstad is attached hereto as Exhibit 99.1 and incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: December 20, 2006	By:	/s/ Paul Wiesner
	Name:	Paul Wiesner
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	News Release, dated December 20, 2006.